Loan Agreement
                                                           Agreement No. 40/2541

                                                Made at Head Office

                                  23 June 1998


We, King Power Duty Free Co., Ltd., with offices at 989 Rama I Road, 26th & 27th Floor Siam Tower Building, Pathum Wan, Bangkok Metropolis, hereinafter called the "Borrower" hereby made this agreement with Siam City Bank Public Company Limited, hereinafter called the "Lender" as evidence that

1. The Borrower has borrowed from the Lender a sum of Baht 98,000,000 (Ninety-Eight Million Baht) and has already received from the Lender on the signing date of this agreement a sum of Baht 98,000,000 (Ninety-Eight
     Million Baht), the remaining sum of Baht  ...............  (..............)
     the Borrower agrees to receive in installment according to the Borrower's intention and as the Lender deems appropriate. In receiving the said loan, the Borrower shall issue receipts which shall be deemed part of this Loan Agreement.

2. The Borrower agrees to pay interest of the loan under Clause 1 at the maximum rate announced by Siam City Bank Public Company Limited (at present, it is 21.50% p.a.) on monthly basis before the end of every month during office hours of the Lender. Thereafter, if Siam City Bank Public Company Limited announces higher interest rate, the Borrower consents the Lender to charge the new interest rate at the maximum rate announced by Siam City Bank Public Company Limited effective immediately and until the Borrower shall have performed the obligation under this agreement accordingly; without having to notify the Borrower.

In case of outstanding interest over one year, the Borrower consents the Lender to accumulate the same to the principal and it shall be deemed as the principal subject to paying of interest at the rate and period specified in the first paragraph.

3.   The Borrower  agrees repay the loan to the Lender within  .........  months from the signing date of this agreement, by installment of .......... month for an amount not less than Baht ........... (.............) payable by the end of  every  month,  and  the  first  installment  to be  paid  in  month
     ................. year.........

The Borrower agrees to repay the loan as follows : grace period is six months, after which repayment of the principal and payment of interest shall be made on monthly basis at Baht 7,500,000.- (Seven Million Five Hundred Thousand); to be completed by 1 year 9 months.

The schedule of payment according to the first and second paragraph of Clause 3 shall not deprive the Lender's right in calling for loan repayment, in whole or in part, prior to the due date. After the Lender has made such demand, the Borrower agrees to repay the loan as requested within the period specified in the notice and shall not cite time clause as a defence against the Lender.



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4.   If the Borrower is in default of payment  according to Clause 2 or 3 of any installment, it shall be deemed as default of the total loan and the Borrower agrees that the Lender can charge the maximum interest rate specified in Clause 2 until the Borrower shall have repaid the loan to the Lender in full. This shall not deprive the Lender's right to terminate the agreement and call for payment of the outstanding amount.

5. If the Borrower is in breach of any clause of this agreement, the Borrower consents to compensate for all damages occurred to the Lender due to the Borrower's breach of agreement, including all expenses incurred from warning, requesting, demanding, taking legal action, execution of the judgment, investigation of property, and enforcement for loan repayment in full.

6. Should there by any money of the Borrower and/or money that the Borrower is a joint owner with other person(s) deposited with the Lender in all types of account and/or money of the Borrower and/or money that the Borrower is a joint owner with other person(s) having in hand, in possession, in keeping or in the power of the Lender's executor, the Borrower consents the Lender to deduct the whole amount of such money to pay the debt and/or the Borrower's liability under this agreement at any time deemed appropriate by the Lender, whether such debt or liability becomes due or not. In view of this, it is not necessary for the Lender to notify the Borrower in advance.

In the case where the Borrower relocates from the above stated address in this agreement, the Borrower shall promptly notify the bank, otherwise the Borrower shall be liable to all expenses incurred or damages occurred to the bank for having to locate the new address.

7. The Borrower agrees that the Lender can charge the insurance premiums and other expenses on insurance or renewal of insurance policy of the property placed as collateral of the Borrower's debt that the Lender has arranged for and/or paid in advance into the principal account under this agreement which shall be included as the principal to be repaid by the Borrower plus interest according to Clause 2 and other conditions stipulated in this agreement.

The Borrower has understood the contents of this agreement entirely and hereunder sign their names (and affix seal, if any) in the presence of witnesses.

                                       (Seal of King Power Duty Free Co., Ltd.,)
                  Signed:...............signed.....................Borrower
                               King Power Duty Free Co., Ltd.,


                  Signed:...............signed.....................Witness
                                (Miss Wanna  Thongthiang)


                  Signed:...............signed.....................Witness
                              (Mr. Wisut  Kawinmuthathorn)



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                           Receipt of Payment of Loan

Made at Siam City Bank Public Company Limited Head Office

                                                                   23 June 1998


Whereas we, King Power Duty Free Co., Ltd., have entered into a Loan Agreement with Siam City Bank Public Company Limited dated 23 June 1998. Today, we, King Power Duty Free Co., Ltd., the Borrower under the said agreement, have received payment of the loan according to Clause 1 for a sum of Baht 98,000,000.00 (Ninety-Eight Million Baht) from Siam City Bank Public Company Limited, Head Office, the Lender, accordingly. This receipt shall be part of the Loan Agreement dated 23 June 1998 made between King Power Duty Free Co., Ltd., the Borrower, and Siam City Bank Public Company Limited, the Lender.

As evidence, we, the Borrower, sign our names in the presence of witnesses.


(Seal of King Power Duty Free Co., Ltd.,)
                  Signed:...............signed...................Borrower
                               King Power Duty Free Co., Ltd.,


                  Signed:...............signed...................Witness
                               (Miss Wanna Thongthiang)


                  Signed:...............signed...................Witness
                              (Mr. Wisut  Kawinmuthathorn)